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                                                                  EXHIBIT 23(c)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 8, 1997, except for Note 7 as to which the date is December 17, 1997, with respect to the financial statements of United Rentals, Inc. in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-39117) and the related Prospectus of United Rentals, Inc. for the registration of 7,000,000 shares of its common stock filed with the Securities and Exchange Commission on December 18, 1997.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey

December 17, 1997